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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): October 9, 2000



                              ELITE LOGISTICS, INC.
             (Exact name of registrant as specified in its charter)


                                      IDAHO
                 (State or other jurisdiction of incorporation)
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
                 Idaho                              000-14614                        91-0843203
          ------------------------            ----------------------              -------------------
          (State of Incorporation)            Commission File Number              (I.R.S. Employer
                                                                                  Identification No.)
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                               1201 North Avenue H
                              Freeport, Texas 77541
               (Address of executive offices, including zip code.)

                  Registrant's telephone number: (979) 230-0222




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The accounting firm of Williams and Webster, P.S. ("WW") represented Elite Logistics, Inc. and its subsidiary companies (the "Company") as its independent accountants since the acquisition agreement dated November 17, 1999 and was dismissed by the Company's Board of Directors on October 9, 2000. During the period from November 17, 1999 through October 9, 2000, for which WW was the Company's independent auditors, there were no disagreements between the Company and WW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WW, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. There were no reportable events as defined by Item 304(a)(1)(v) of Regulation S-K.

On October 9, 2000, the Company's Board of Directors engaged Pannell Kerr Forster of Texas P.C. ("PKF") as the Company's independent accountants for fiscal year 2001 due to its worldwide presence and location of offices in Houston, Texas. During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging such accountants, the Company has not consulted with PKF regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) & (b)         None.

(c)               Exhibits

16.1 Acknowledgment Letter from Williams and Webster, P.S. regarding its dismissal as the Company's independent public accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ELITE LOGISTICS, INC.



By: /s/ Joseph Smith
Date:  October 9, 2000
------------------------------------
Joseph Smith
Chief Executive Officer and Director


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                               INDEX TO EXHIBITS


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EXHIBIT
NUMBER                                      DESCRIPTION
-------                                     -----------
  16.1                  Acknowledgment Letter from Williams and Webster, P.S.
                        regarding its dismissal as the Company's independent Public accountants.
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